Exhibit 4

                                                             RISHABH NATH ADITYA
                                                     Assistant Company Secretary
HQ/CS/CL.24B/9663
24 January 2003

Sir,

     SUB: UNAUDITED FINANCIAL RESULTS (PROVISIONAL) FOR THE THIRD QUARTER ENDED
          31 DECEMBER 2002.

     Pursuant to Clause 41 of the Listing Agreement with Indian Stock Exchanges, please find sent herewith Unaudited Financial Results (Provisional) for the third quarter ended 31 December 2002, which has been taken on record by the Board of Directors in their meeting, held on 24 January 2003.

     Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To:
1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No. (22) 2722061, 2721072.
2) The Secretary, Madras Stock Exchange Limited, Post Box No. 183, 11, Second Line Beach, Chennai - 600 001. Fax No. (44) 524 48 97.
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No. (33) 220 25 14/28 37 24.
4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No. (11) 329 21 81.
5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051. Fax Nos.: (22) 6598237/38.
6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos.:
     497 29 93.
7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No. 204 49 42.
8) Head Office: M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168/820 2108/820
     2114, FAX 837 5646
9) Ms. Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No.: +1 2126565071
10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax: 267 3199
11)  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195

(TATA INDICOM LOGO)                                                  (VSNL LOGO)

                          VIDESH SANCHAR NIGAM LIMITED
         REGD. OFFICE: VIDESH SANCHAR BHAVAN, M.G. ROAD, MUMBAI-400001.
         --------------------------------------------------------------

                    UNAUDITED FINANCIAL RESULTS (PROVISIONAL)
             FOR THE QUARTER AND NINE MONTHS ENDED 31 DECEMBER 2002

                                                                                          Rs. in Million, except per share data
-------------------------------------------------------------------------------------------------------------------------------
                                                 Quarter ended                        Nine months ended         Year Ended
                                -----------------------------------------------------------------------------------------------
        Particulars             31.12.2002     31.12.2002      31.12.2001      31.12.2002      31.12.2001      31.03.2002
                                     **              @@                                                        (Audited)
-------------------------------------------------------------------------------------------------------------------------------
                 (1)                 (2)            (3)             (4)             (5)             (6)              (7)
-------------------------------------------------------------------------------------------------------------------------------
1       Net Sales/Income from
        operations                     10,030          10,483          17,386          36,239          48,623           65,081
-------------------------------------------------------------------------------------------------------------------------------
2       Other Income                      439             439           1,882           1,555           4,508            6,037
-------------------------------------------------------------------------------------------------------------------------------
        TOTAL INCOME                   10,469          10,922          19,268          37,794          53,131           71,118
---------------------------------------------------------------------------------------------------------------------------------
3       Total Expenditure               8,327           7,931          13,402          27,167          36,257           48,832
        -----------------------------------------------------------------------------------------------------------------------
        (a) Network Cost                7,355           6,959          12,671          24,419          34,285           45,004
        -----------------------------------------------------------------------------------------------------------------------
        (b) Operating Cost
        (including provision
        for doubtful debts)               377             377             279           1,240             716            1,015
        -----------------------------------------------------------------------------------------------------------------------
        (c) Staff Cost                    347             347             357           1,028             989            1,523
        -----------------------------------------------------------------------------------------------------------------------
        (d) Administrative
            expenses                      248             248              95             480             267            1,290
-------------------------------------------------------------------------------------------------------------------------------
4       Interest                           23              23               0              52               0              227
-------------------------------------------------------------------------------------------------------------------------------
5       Depreciation                      356             356             314           1,067             965            1,304
-------------------------------------------------------------------------------------------------------------------------------
6       GROSS PROFIT (+)/
        Loss(-) AFTER
        INTEREST BUT BEFORE
        TAXATION (1+2)-(3+4+5)          1,763           2,612           5,552           9,508          15,909           20,755
-------------------------------------------------------------------------------------------------------------------------------
7       Prior Year adjustments             11              11              59              49             (60)              10
-------------------------------------------------------------------------------------------------------------------------------
8       Provision for Taxation
          - Current                       968           1,256           1,802           3,481           4,978            6,276
        -----------------------------------------------------------------------------------------------------------------------
          - Deferred                      (34)            (34)            119              88              79              395
-------------------------------------------------------------------------------------------------------------------------------
9       NET PROFIT (+)/LOSS(-)
        [6-(7+8)]                         818           1,379           3,572           5,890          10,912           14,074
-------------------------------------------------------------------------------------------------------------------------------
10      Paid up Equity Share
        Capital (Face value
        of Rs.10/- per share)           2,850           2,850           2,850           2,850           2,850            2,850
-------------------------------------------------------------------------------------------------------------------------------
11      Reserves excluding
        revaluation reserves
        (as per balance sheet
        of previous
        accounting year)                   --              --              --              --              --           45,496
-------------------------------------------------------------------------------------------------------------------------------
12      Basic & Diluted
        Earning per share
        (not annualized) (Rs)            2.87            4.84           12.83           20.67           38.29            49.38
-------------------------------------------------------------------------------------------------------------------------------
13      Aggregate of
        non-promoter
        shareholding
        -----------------------------------------------------------------------------------------------------------------------
        (a) Number of Shares       82,303,185      82,303,185     134,038,560      82,303,185     134,038,560      139,308,000
        -----------------------------------------------------------------------------------------------------------------------
        (b) Percentage of
            Shareholding                28.88           28.88           47.03           28.88           47.03            48.88
-------------------------------------------------------------------------------------------------------------------------------

** After accounting for impact of adjustments pertaining to period ended 30 September 2002 as required under AS-25 with respect to interconnect agreements finalized with major domestic operators.
@@ Excluding impact of adjustments pertaining to period ended 30 September 2002 as required under AS-25 with respect to interconnect agreements finalized with major domestic operators.

SEGMENTAL INFORMATION:

The company provides mainly international telephony service constituting nearly 79% of the operational revenues. Other services comprises of Internet, Leased lines, Frame relay etc which have been aggregated and reported in "Other Services" category.

                                BUSINESS SEGMENT

                                                                                                              (Rs. in Million)
------------------------------------------------------------------------------------------------------------------------------
Particulars                                     Quarter ended                         Nine Months Ended          Year Ended
------------------------------------------------------------------------------------------------------------------------------
                                31.12.2002     31.12.2002      31.12.2001       31.12.2002      31.12.2001     31.03.2002
                                (Unaudited)          @@        (Unaudited)      (Unaudited)     (Unaudited)    (Audited)
                                     **
------------------------------------------------------------------------------------------------------------------------------
SEGMENT REVENUE
------------------------------------------------------------------------------------------------------------------------------
Telephony Service                       7,859           8,312           15,200          30,225         42,690          57,342
------------------------------------------------------------------------------------------------------------------------------
Other Services                          2,171           2,171            2,186           6,014          5,933           7,739
------------------------------------------------------------------------------------------------------------------------------
Total                                  10,030          10,483           17,386          36,239         48,623          65,081
------------------------------------------------------------------------------------------------------------------------------
Less: Inter Segment revenue                --              --               --              --             --              --
------------------------------------------------------------------------------------------------------------------------------
Net Sales/Income from
Operations                             10,030          10,483           17,386          36,239         48,623          65,081
------------------------------------------------------------------------------------------------------------------------------
                        Segment results (Profit)(+)/Loss(-) before tax and interest from each segment
------------------------------------------------------------------------------------------------------------------------------
Telephony Service                       1,675           2,524            4,798           9,501         12,672          18,106
------------------------------------------------------------------------------------------------------------------------------
Other Services                          1,881           1,881            1,715           5,078          4,619           6,007
------------------------------------------------------------------------------------------------------------------------------
Total                                   3,556           4,405            6,513          14,579         17,291          24,113
------------------------------------------------------------------------------------------------------------------------------
Less:
------------------------------------------------------------------------------------------------------------------------------
Interest                                   23              23                0              52              0             228
------------------------------------------------------------------------------------------------------------------------------
Other Unallocable expenditure           2,209           2,209            2,843           6,574          5,890           9,168
------------------------------------------------------------------------------------------------------------------------------
Unallocable Income                       (439)           (439)           (1882)         (1,555)        (4,508)         (6,037)
------------------------------------------------------------------------------------------------------------------------------
Other Unallocable expenditure
net of unallocable income               1,793           1,793              961           5,071          1,382           3,358
------------------------------------------------------------------------------------------------------------------------------
Total Profit Before Tax                 1,763           2,612            5,552           9,508         15,909          20,755
------------------------------------------------------------------------------------------------------------------------------

** After accounting for impact of adjustments pertaining to period ended 30 September 2002 as required under AS-25 with respect to interconnect agreements finalized with major domestic operators.
@@ Excluding impact of adjustments pertaining to period ended 30 September 2002 as required under AS-25 with respect to interconnect agreements finalized with major domestic operators.


NOTES ON SEGMENTAL REPORTING:
     (i) Income and direct expenses in relation to segments is categorized based on items that are individually identifiable to that segment, while the remaining costs are categorized in relation to the associated turnover of the segment. Certain expenses such as staff cost, depreciation and certain part of network cost are not specifically allocable to specific segments as the underlying services are used interchangeably.
     (ii) Fixed assets used in the company's business or liabilities contracted have not been identified to any of the reportable segment, as the fixed assets and services are used interchangeably between segments.

Notes:
     1. The above results were taken on record by the Board of Directors of the Company at its Meeting held on 24 January 2003.

     2. The traffic volume for the nine months period ended 31 December 2002 increased by approx 7% over the corresponding period of the previous year.

     3. The Company provides mainly International Long Distance (ILD) voice telecommunication service, which accounts for nearly 79% of the operational revenues. The operational revenue for ILD voice telecommunication service for the nine months ended 31 December 2002 have been accounted for based on the interconnect charges and Settlement Rates (SR) as finalized and agreed with the domestic operators for the outgoing traffic and with the foreign carriers for the incoming traffic. In line with the increasing competition in the market, SR for the current period are significantly lower than the SR for the corresponding period in the previous year, while the interconnect charges are significantly higher than the interconnect charges applicable for the corresponding period in the previous year.

     4. Note 4 to the Unaudited Financial Results for the quarter and half-year ended 30 September 2002 stated "pending finalization of agreements with major domestic telecom operators for revenue sharing/interconnect for ILD voice telecommunications service, the same have been accounted for based on the same ratio of revenue sharing for the year ended 31 March 2002. On conclusion of the agreement with these domestic carriers/decision of TRAI, the figures would be adjusted accordingly and may have significant adverse impact on the results."

          The Company's reference to TRAI with respect to interconnect charges is still under process. In the meanwhile, the Company has finalized agreements with the concerned operators in November 2002. Consequential adjustments for the six months ended 30 September 2002, accounted for in the quarter ended 31 December 2002 are a decrease of Rs.453 million in net sales, increase in Network cost by Rs.396 million and reduction in net profit by Rs.560 million.

          Information in respect of financial results for the current quarter, excluding impact of earlier period adjustments has been given in Column 3. The results for the nine months ended 31 December 2002 include adjustments.

     5. Licence fee for ILD business is accounted for on the basis of the provisions of the new ILD policy.

     6. MCI Worldcom and Teleglobe Canada had filed petitions for restructuring under Chapter 11 of the U.S. Bankruptcy Code and the same have been approved by the US courts. While Teleglobe has emerged from Chapter 11 MCI Worldcom is yet to emerge out of the same. However, they are continuing their operations and have been remitting monies and are continuing to settle the accounts.

     7.   Figures of previous year have been regrouped wherever necessary.



                                            FOR VIDESH SANCHAR NIGAM LIMITED




Place: Mumbai                                         S. K. GUPTA
Date : 24 January 2003                             MANAGING DIRECTOR